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                                                                    EXHIBIT 23.3


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of Sepracor, Inc. of our report dated January 17, 2001, except with respect to matters discussed in Note Q, as to which the date is February 7, 2001, on the financial statements of BioSphere Medical, Inc. and subsidiaries as of and for the year ended December 31, 2000, included in Sepracor, Inc.'s Form 10-K for the year ended December 31, 2000.


/s/ ARTHUR ANDERSEN LLP
------------------------
ARTHUR ANDERSEN LLP


Boston, Massachusetts
April 5, 2001